$200,000,000


                     STEWART ENTERPRISES, INC.

     6.40% REMARKETABLE OR REDEEMABLE SECURITIES{SM} ("ROARS"{SM})
                          DUE MAY 1, 2013


                      UNDERWRITING AGREEMENT


                                                   April 21, 1998



NationsBanc Montgomery Securities LLC
Bear, Stearns & Co. Inc.
Citicorp Securities, Inc.
c/o NationsBanc Montgomery Securities LLC
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

Dear Sirs:

          SECTION 1. INTRODUCTORY. Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), proposes to issue and sell to the several Underwriters named in SCHEDULE I hereto (the "Underwriters"), $200,000,000 principal amount of its 6.40% Remarketable or Redeemable Securities (ROARS) due May 1, 2013 (Remarketing Date May 1, 2003) (the "Notes"). The Notes are to be issued pursuant to the provisions of an indenture dated as of December 1, 1996 between the Company and Citibank, N.A., as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture (the "Supplemental Indenture") to be dated as of April 24, 1998 between the Company and the Trustee (as supplemented, the "Indenture"). The Company hereby agrees with the Underwriters as follows:

          SECTION 2. REPRESENTATIONS,  WARRANTIES  AND  AGREEMENTS  OF  THE
COMPANY.   The  Company  represents  and  warrants to, and agrees with, the several Underwriters that:

          (a) A registration statement on Form S-3 (File No. 333-14467) with respect to an aggregate of $300,000,000 initial public offering price of debt securities (including the Notes) (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Act and (iii) has become effective under the Act and either is not proposed to be amended or is proposed to be amended by amendment or post-effective amendment. If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you. For purposes of this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations prior to the filing of the Prospectus; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein but excluding that part of the registration statement that constitutes the Statement of Eligibility and Qualification ("Form T-1") under the Trust Indenture Act of 1939, as amended (the "1939 Act"), of the Trustee; "Prospectus" means the prospectus relating to the Notes, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such
     Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Notes in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

          (b) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects with the requirements of the Act and the Rules and Regulations, and at the Effective Time, the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the date hereof and the Closing Date, if applicable, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented if applicable, based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

          (c) The consolidated financial statements included in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations and the changes in their cash flow for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedule included in the Registration Statement presents fairly the information required to be stated therein.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, earnings, affairs or business of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those, including acquisitions, in the ordinary course of business.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

          (f) Each of the subsidiaries of the Company has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole; all of the issued and outstanding capital stock of each corporate subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and, except as set forth in SCHEDULE II hereto, all of the outstanding capital stock or partnership interests of each subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance or claim.

          (g) Neither the Company nor any of its subsidiaries is (i) in violation of its or any of their charters, by-laws, partnership agreements or other governing documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound (except in the case of violations or defaults that, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, earnings, affairs or business of the Company and its subsidiaries considered as a whole); no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act, the 1939 Act, the Rules and Regulations or state securities or blue sky laws; and the execution and delivery of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of or conflict with the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court decree.

          (h) The Company and its subsidiaries possess adequate certificates, authorities, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, earnings, affairs or business of the Company and its subsidiaries considered as a whole.

          (i) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, that might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business of the Company and its subsidiaries considered as a whole, or might materially and adversely affect the offering of the Notes; and there are no material contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

          (j) The Company and each of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it and necessary in the conduct of the business of the Company or such subsidiary in each case free and clear of all liens, encumbrances and defects except
     (i) such as are referred to in the Prospectus or (ii) such as do not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (k) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity hereunder may be limited by applicable law and except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles.

          (l) The Indenture has been duly qualified under the 1939 Act, has been duly authorized and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles. The Supplemental Indenture to be executed on the Closing Date will have been duly authorized and will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

          (m) The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, free of any preemptive or similar rights, and will constitute valid and binding obligations of the Company, will be entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles. The Notes conform, or will conform, to the description thereof in the Registration Statement and the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those that have been duly waived or satisfied, for or relating to the registration of any securities of the Company. The capitalization of the Company as of the date of the most recent balance sheet included in the Prospectus is as set forth in the Prospectus. The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Notes to be sold by the Company hereunder has been validly and sufficiently taken.

           SECTION 3. PURCHASE, SALE AND DELIVERY OF NOTES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of 99.077% of the principal amount per Note (the "purchase price per Note") plus accrued interest, if any, from April 24, 1998 to the date of payment and delivery, the respective principal amount of Notes set forth opposite such Underwriter's name in SCHEDULE I hereto. The Company's obligation to sell the Notes to the Underwriters on the Closing Date is conditioned upon the execution and delivery on or prior to the Closing Date by the Company and NationsBanc Montgomery Securities LLC ("NationsBanc") of the Remarketing Agreement described in the preliminary prospectus supplement relating to the Notes and upon the receipt by the Company of $5.8 million from NationsBanc in connection therewith.

          The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive Global Certificates in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Notes to NationsBanc for the account of each Underwriter, against payment by or on behalf of such underwriter of the purchase price therefor by wire transfer of immediately available funds to the account specified by the Company, by causing DTC to credit the Notes to the account of NationsBanc at DTC. The Company will cause the certificates representing the Notes to be made available to NationsBanc for checking at least twenty-four hours prior to the Closing Date at the office of DTC or its designated custodian. The Closing Date and time shall be 9:00 a.m., New Orleans time, on April 24, 1998, or at such other date and time not later than seven full business days thereafter as you and the Company determine. The documents (other than the certificate(s) representing the Notes) to be delivered on the Closing Date will be delivered at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., and the Notes will be delivered at the office of DTC or its designated custodian.

          SECTION 4. OFFERING BY UNDERWRITERS. The several Underwriters will offer the Notes for sale to the public on the terms as set forth in the Prospectus as amended or supplemented.

          SECTION 5. COVENANTS OF THE  COMPANY.   The Company covenants and
agrees with the several Underwriters that:

          (a) The Company will prepare a final prospectus supplement with respect to the Notes in a form approved by you and will file such prospectus supplement pursuant to Rule 424(b) under the Act by the time required pursuant to Rule 424(b) under the Act. The Company will advise you promptly of the filing or effectiveness of any amendment or supplement to the Registration Statement or the Prospectus, the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or any amendment or supplement thereto, and of receipt of notification of the institution by the Commission or any State of any stop order proceedings in respect of the Registration Statement or the initiation or threatening of any proceeding for such purpose, and will use every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Company will also notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Notes; and the Company will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by you after reasonable notice thereof, such consent not to be unreasonably withheld or delayed.

          (b) If, during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters and their counsel, include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act or any other law, the Company promptly will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and will notify you and, upon your request, prepare and furnish without charge to each Underwriter and to any dealer in the Notes as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance.

          (c) The Company will make generally available to the Company's security holders (and shall deliver to you), in the manner contemplated by Rule 158(b) under the Act or otherwise, as soon as practicable but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the date the Notes are released for sale occurs (or not later than 90 days after the end of such fiscal quarter if such fiscal quarter is the last fiscal quarter of the fiscal year), an earnings statement satisfying the requirements of Section 11(a) of the Act and the Rules and Regulations and covering a period of at least 12 consecutive months beginning after the date the Notes are released for sale.

          (d) The Company will deliver to each of you as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and of the Prospectus as you may reasonably request, including a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

          (e) The Company will endeavor, in cooperation with you, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes.

          (f) During the period of three years hereafter, the Company will furnish to you, and upon request to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and the Company will furnish to you as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

          (g) Until the termination of the offering of the Notes, the Company shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

          (h) The Company shall apply the net proceeds from the sale of the Notes as set forth in the Prospectus.

          SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and as of the Closing Date with the same force and effect as if made as of that date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Act, such post-effective amendment shall have become effective) not later than 5:00 p.m., New York time, on the date of this Agreement, or such later time or date as shall have been consented to by you; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission.

          (b) You shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which, you have concluded, is material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) You shall have received a favorable opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Company ("Jones, Walker"), dated the Closing Date, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Louisiana with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and, to such counsel's knowledge after due inquiry, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

               (ii) Each  of  the  subsidiaries  of  the  Company listed on
          SCHEDULE III hereto (the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and, to such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business of the Company and its subsidiaries considered as a whole; all of the issued and outstanding capital stock of each Significant Subsidiary is held of record by the Company or a wholly owned subsidiary of the Company and has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock, to their knowledge after due inquiry, is owned by the Company or a wholly owned subsidiary of the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity (other than those mortgages, pledges, liens, encumbrances, claims or equities specifically noted in such opinion).

               (iii) All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. To such counsel's knowledge after due inquiry, neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company or any of its subsidiaries and, to their knowledge, no person or entity (other than the Underwriters) has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to such person or entity, or permit such person or entity to underwrite the sale of, any of the Notes. The authorized capital stock of the Company is as set forth in the Prospectus, and the Notes conform as to legal matters to the description thereof contained in the Prospectus. The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus.

               (iv) This Agreement has been duly  authorized,  executed and
          delivered  by  the  Company.   The courts of Louisiana will  give
          effect to the choice of law provisions of this Agreement.

               (v) The Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company and has been duly qualified under the 1939 Act. The courts of Louisiana will give effect to the choice of law provisions of the Indenture applicable to the Indenture and the Notes.

               (vi) The Notes have been duly authorized and executed by the Company for issuance and sale to the Underwriters.

               (vii) The Registration Statement is effective under the Act and, to such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission. All required filings by the Company under Rule 424(b) of the Rules and Regulations with respect to the Notes have been timely made.

               (viii) Statements set forth in the Prospectus under the headings "Description of the ROARS" and "Description of Debt Securities," in the Registration Statement in Item 15, under the headings "Legal Proceedings" and "Regulation" in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, and under the heading "Legal Proceedings" in each of the Company's Quarterly Reports on Form 10-Q filed with the Commission since that time, which are incorporated by reference into the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

               (ix) To such counsel's knowledge after due inquiry, no consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the transactions contemplated by this Agreement, except such as may be required under the Act, the 1939 Act, the Rules and Regulations or state securities or Blue Sky laws; and, to their knowledge after due inquiry, the execution and delivery of this Agreement, the Notes, the Indenture and the Supplemental Indenture and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree known by such counsel to be applicable to the Company.

               (x) To such counsel's knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any material contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not so described or filed as required; and

               (xi) The Registration Statement and any further amendments thereto made by the Company at the time the Registration Statement and each amendment thereto became effective and the prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (except that in each case no opinion need be expressed as to the financial statements, financial statement schedule or notes to such financial statements and other financial and statistical data contained therein) and the Form T-1 complied as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations and the 1939 Act and the rules and regulations thereunder. Each document incorporated by reference in the Registration Statement as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that no opinion need be expressed as to the financial statements or notes thereto and other financial or statistical data contained therein). The Company has satisfied the conditions for the use of Form S-3 set forth in the general instructions thereto.

          Such counsel shall also state that they have no reason to believe that (i) the Registration Statement, as of the Effective Time, or any amendment thereto, at the time it became effective, including in each case any document filed under the Exchange Act and incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
     (ii) the Prospectus or any supplement or amendment thereto, including in each case any document filed under the Exchange Act and incorporated by reference therein, on such Closing Date or at the time such Prospectus or supplement or amendment thereto was issued contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Jones, Walker shall be entitled to rely on the opinion of Ogilvy Renault S.E.N.C. in rendering the opinions expressed in (ii) with respect to Le Groupe Stewart Inc.-Stewart Group Inc. and on the opinion of Henican James & Cleveland L.L.P. in rendering the opinions expressed in (vii) with respect to litigation, in the second clause of (ix) with respect to the Company's revolving credit agreements described in the Prospectus and the Company's agreements with the holders of its 6.04% Senior Notes and its Senior Notes, Series A, B and C. Any opinions of Jones, Walker or Henican James & Cleveland, L.L.P. with respect to litigation involving the Company, when such litigation is not being handled by the firm rendering the opinion, may be based solely upon discussions with the law firm that has been retained by the Company to handle the litigation.

          (d) You shall have received from Baker & Botts, L.L.P., counsel for the Underwriters, an opinion, dated such Closing Date, with respect to the matters set forth in (iv) (excluding the last sentence), (v) (excluding the last sentence), (vi) and (viii) (but only as to the statements in the Prospectus under "Description of the ROARS"), with respect to the enforceability of this Agreement, the Indenture and the Notes (containing such exceptions as you shall approve), and with respect to the matters set forth in (xi) (excluding the last sentence) and to the effect of the first unnumbered paragraph following numbered paragraph (xi) of subsection (c) of this Section.

          With respect to the penultimate unnumbered paragraph of subsection (c) above and the similar provision of subsection (d) above, Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. and Baker & Botts, L.L.P. may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified.

          (e) At the Closing Date, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, and you shall have received a certificate of an executive officer of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Company contained in Section 2 are true and correct with the same force and effect as though expressly made on and as of the Closing Date, (ii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any State.

          (f) You shall have received from Coopers & Lybrand L.L.P., independent public accountants, two letters, the first delivered the day of but prior to the execution of, and dated the date of, this Agreement and the other dated the Closing Date, addressed to the Underwriters (with conformed copies for each of the Underwriters), in form and substance satisfactory to you, to the effect that:

               (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations.

               (ii) In their opinion, the consolidated financial statements and supporting schedule of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-3 and the Exchange Act and the rules and regulations promulgated thereunder (the "Exchange Act Regulations").

               (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries in accordance with Statement of Auditing Standards No. 71, and such other inquiries and procedures as may be specified in such letters, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Exchange Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than five days prior to the date of such letters, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net current assets or net assets of the Company and its subsidiaries or any increases or decreases in any other items specified by the Underwriters, in each case as compared with the amounts shown on the most recent balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letters, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or the total or per share amounts of consolidated net income of the Company and its subsidiaries or any increases or decreases in any other items specified by the Underwriters, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letters as shall have been agreed to by the Underwriters and the Company.

               (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letters.

          (g) At the Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require.

          (h) At the time of the Closing, the Notes shall have a rating of at least Baa3 by Moody's Investors Service, Inc. and BBB by Standard & Poor's Ratings Services, and the Company shall have delivered to the Underwriters a letter, dated the Closing Date, from each such rating agency or other evidence satisfactory to the Underwriters, confirming such ratings. Since the Effective Date, there shall not have occurred any downgrading with respect to any debt securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with no implication of a possible downgrading of such rating).

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Underwriters in your and such counsel's reasonable discretion. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date, by you. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

          SECTION 7. PAYMENT OF EXPENSES. The Company will pay all costs, expenses, fees and taxes incident to (i) the preparation by the Company, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), the Prospectus, each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5(b), (ii) the preparation, printing and delivery of this Agreement, the Supplemental Indenture, Preliminary and Supplemental Blue Sky Memoranda, the Notes and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Notes, (iii) the registration with the Commission, and the issuance by the Company of the Notes (iv) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as described in Section 5(e) (including the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) any fees or expenses relating to the use of book-entry notes, (vi) the fees, costs and charges of the Trustee, including the fees and disbursements of counsel for the Trustee, (vii) the fees and expenses of rating agencies, and (viii) all other costs and expenses incident to the performance by the Company of its other obligations under this Agreement.

          If this Agreement is terminated by you in accordance with the provisions of Section 6 or Section 10(i), the Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of or caused by any untrue statement or alleged untrue statement in Section 2 hereof or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this Section 8(a).

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to and only to the extent of information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Preliminary Prospectus.

          (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party shall be entitled to assume the defense thereof and, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to one local counsel for each jurisdiction involved) for all Underwriters and all persons, if any, who control Underwriters within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and (b) the reasonable fees and expenses of more than one separate firm (in addition to one local counsel for each jurisdiction involved) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by NationsBanc Montgomery Securities LLC In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8(d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which each Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to Section 8(d) are several in proportion to the respective number of Notes set forth opposite their names in SCHEDULE I hereto.

          SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter by or on behalf of the Company, its officers or directors, and shall survive acceptance and payment for the Notes hereunder.

          SECTION  10.  EFFECTIVENESS  OF AGREEMENT AND TERMINATION.   This
Agreement shall become effective upon execution and delivery hereof by the parties hereto.

          This Agreement may be terminated at any time prior to the Closing Date by NationsBanc Montgomery Securities LLC upon the giving of written notice of such termination to the Company, if at or prior to the Closing Date (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligation hereunder is not fulfilled,
(iii) there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, (iv) there has occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or other calamity or crisis or material change in existing financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of NationsBanc Montgomery Securities LLC, impracticable or inadvisable to market the Notes in the manner contemplated in the Prospectus or enforce contracts for the sale of the Notes, (v) reporting of bid and asked prices of the Common Stock of the Company has been suspended by the Commission or by the National Association of Securities Dealers, Inc. or trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal, New York or Louisiana authorities or (vi) if there shall have come to the attention of the Underwriters any facts that would cause the Underwriters to believe that the Prospectus (as amended or supplemented), at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. In the event of any such termination, the provisions of Section 7, the indemnity agreement and contribution provisions set forth in Section 8, and the provisions of Sections 9 and 14 shall remain in effect.

          SECTION 11. DEFAULT. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in
Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received via mail or any standard form of telecommunication. Notices to the Underwriters shall be directed to you c/o NationsBanc Montgomery Securities LLC, 100 North Tryon Street, Charlotte, North Carolina 28255;
Attention: Syndicate; notices to the Company shall be directed to it at Stewart Enterprises, Inc., 110 Veterans Boulevard, Metairie, Louisiana 70005, to the attention of the Chief Executive Officer with a copy to the Edward N. George, Henican, James & Cleveland L.L.P., 111 Veterans Boulevard, Suite 1200, Metairie, Louisiana 70005.

          SECTION 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. GOVERNING LAW. This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

This Agreement may be signed in two or more counterparts each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return a counterpart hereof to us, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                   Very truly yours,

                                   STEWART ENTERPRISES, INC.



                                   By: /S/ Joseph P. Henican, III
                                      --------------------------------
                                     Name: Joseph P. Henican, III
                                     Title: Chief Executive Officer and
                                            Vice Chairman of the Board




Confirmed and Accepted, as of the date first above written:


NATIONSBANC MONTGOMERY SECURITIES LLC
BEAR, STEARNS & CO. INC.
CITICORP SECURITIES, INC.
     Acting severally on behalf of
     themselves and the several
     Underwriters named herein.

By:   NATIONSBANC MONTGOMERY SECURITIES LLC



By: /s/ Charles P. Drakos
   ----------------------------
  Name: Charles P. Drakos
  Title: Managing Director